Vista International Technologies, Inc. 10-Q

Exhibit 10.1

COMMERCIAL LEASE AGREEMENT

This Lease is made and entered into by and between Brown Lewisville Railroad Family First, L.P., a Texas limited partnership (“Lessor”) and Vista International Technologies, Inc., a Delaware corporation (“Lessee”).

In consideration of the mutual covenants and agreements set forth in this Lease, and other good and valuable consideration, Lessor demises and leases to Lessee, and Lessee leases from Lessor, the property located at 1323 E. Fulghum Rd., Hutchins, Texas, consisting of approximately 12.5 acres, more or less, and more particularly described in the highlighted portion of Exhibit “A” attached to this Lease and, the fire wells located thereon, is collectively referred to in this Lease as “the Property” or “the Leased Property.”  The Leased Property shall be carved out of approximately 26.866 acres of land owned by Lessor.

Lessee acknowledges that it has, prior to the execution of this Lease, inspected the Leased Property, and that Lessee accepts the Leased Property in its “AS IS” condition, subject to the terms, conditions and representations and warranties of Lessor hereunder.

ARTICLE I
TERM OF LEASE

1.01.           Term of Lease.  The primary term of this Lease shall be five (5) years (the “Lease Term”), to commence on September 01, 2011 (the “Commencement Date”).   Notwithstanding the foregoing, Lessor agrees to give Lessee access to the Property prior to the Commencement Date at no cost or expense to Lessee.

1.02.           Holdover.  Lessee shall vacate the Property upon the expiration or earlier termination of the Lease.  Lessee shall reimburse Lessor for and indemnify Lessor against all damages incurred by Lessor from any delay by Lessee in vacating the Property.   If Lessee does not vacate the Leased Property upon the expiration or earlier termination of the Lease, Lessee’s occupancy of the Property shall be a “month-to-month” tenancy, subject to all of the terms and conditions of this Lease applicable to a month-to-month tenancy, except the monthly rent shall be increased by up to fifty percent (50%) of the then current Base Rent, as determined in Lessor’s sole discretion.

ARTICLE II
RENT

2.01.           Place for Payment.  Rent shall accrue under this Lease from the Commencement Date of this Lease as defined above, and shall be payable at the place designated for the delivery of notices to Lessor at the time of payment.

2.02.           Base Rent.

a.           The parties acknowledge that Base Rent from the Commencement Date of this Lease through and including the last day of the twenty-fourth (24th) month shall be waived by Lessor.

COMMERCIAL LEASE AGREEMENT 1

b.           For the period commencing on the first day of the twenty-fifth (25th) month through the last day of the thirty-sixth (36th) month from the Commencement Date, Lessee shall pay Lessor Base Rent at the rate of $675/acre per month, plus the percentage increase in CPI (hereinafter defined) from December 2010 – December 2012, and adding such percentage increase to the Base Rent for a new Base Rent (“Year 3 Base Rent”).

c.            For the period commencing on the first day of the thirty-seventh (37th) month through the last day of the forty-eighth (48th) month from the Commencement Date, Lessee shall pay Lessor Year 3 Base Rent, plus the percentage increase in CPI (hereinafter defined) from December 2012 – December 2013, and adding such percentage increase to the Base Rent for a new Base Rent (“Year 4 Base Rent”).

d.           For the period commencing on the first day of forty-ninth (49th) month through the last day of the sixtieth (60th) month from the Commencement Date, Lessee shall pay Lessor Year 4 Base Rent, plus the percentage increase in CPI (hereinafter defined) from December 2013 – December 2014, and adding such percentage increase to the Base Rent for a new Base Rent (“Year 5 Base Rent”).

The first such monthly installment shall be due and payable in advance on or before the second anniversary date from the Commencement Date and all additional monthly payments shall be due and payable on or before the first day of each and every succeeding calendar month thereafter during the term of this Lease.  Payments received after the tenth (10th) day of the month are deemed “late payments” and subject to the charges set forth in Section 2.08.  Rent for any fractional month at the beginning or end of the Lease Term shall be prorated on a per diem basis.

2.03           Rent Adjustment.  On first day of the, twenty-fifth (25th) month, thirty-seventh (37th) month and forty-ninth (49th) month of the Lease, (each such date is referred to herein as an “Adjustment Date”), Base Rental shall be increased or decreased by the percentage increase or decrease in the CPI during the calendar year immediately preceding each such Adjustment Date, and such adjusted Base Rent shall remain in effect for the ensuing period until the next Adjustment Date. The change in the CPI shall be computed to the nearest one-hundredth of one percent (.01%). The “CPI” shall mean the Consumer Price Index for All Urban Consumers (Current CPI), U.S. City Average, subgroup “all items”, as published by the Bureau of Labor Statistics, U.S. Department of Labor, base period 1982-84 = 100.  To further identify the CPI, the CPI for March 2008 is 213.528.  Both Lessor and Lessee agree that if CPI has not been determined when the Base Rent is due, Lessee shall pay the previous year’s Base Rent until the CPI has been determined, and then Lessee shall pay over any difference to the Lessor upon demand and thereafter, pay the newly determined Base Rent.

COMMERCIAL LEASE AGREEMENT 2

2.04.         Security Deposit.   As a part of the registration application to the Texas Commission on Environmental Quality (“TCEQ”), Lessee, as an owner and operator of a scrap tire storage site on the Leased Property, prepared a written estimate, certified by a professional engineer, of the cost of hiring a third party to close the Leased Property in accordance with 30 Texas Administrative Code, Chapter 328 (“Closure Cost Estimate”). As a result of such Closure Cost Estimate, the executive director of TCEQ determined the amount for which evidence of financial assurance was required, which resulted in Lessee’s lender, 1st Bank of Longmont, issuing an irrevocable letter of credit dated December 10, 2009 to the Texas Natural Resource Conservation Commission in the amount of $150,000.00 (“Letter of Credit”). In accordance with 30 Texas Administrative Code Chapter 37, Rule 37.131, and as a requirement of this Lease, Lessee must adjust the current cost estimate on an annual basis. The Lessee shall deliver a copy to Lessor, on the date of delivery to TCEQ, of the latest approved Closure Cost Estimate, as adjusted on an annual basis, and a copy of the current financial assurance mechanism as required by applicable law. In addition to the requirements set forth in Section 3.02 herein, when required to do by the TCEQ, Lessee shall perform closure, post closure, and corrective action, provide an alternate financial assurance mechanism and continuous financial assurance coverage.

2.05.         Permits.  All costs for permits required for operation of Lessee’s business on the Property shall be paid by Lessee.

2.06.         Utilities and Garbage Removal.

a.              During the term of this Lease, Lessee shall pay the cost of all utility services, including, but not limited to, initial connection charges, all charges for gas, water and electricity used on the Property, and for all electric lights, lamps, and tubes.

b.              Lessee shall pay for the removal of all garbage and rubbish from the Leased Property during the term of this Lease.

2.07.         Real Property Taxes.    Lessor shall pay Real Property Taxes for the Property before they become due, including but not limited to property taxes on improvements specific to its use. Commencing with the year 2011; and, each year thereafter during the term of the Lease, Lessee shall pay to Lessor an amount equal to the amount by which the taxes exceed the year 2010 amount multiplied by a fraction whose numerator is equal to the acreage leased by Lessee and whose denominator is 25 acres (the portion of the total property that is useable), including property taxes on improvements specific to its use. Such payment shall be made within 30 days following receipt of Lessor's written request together with evidence supporting such tax increase. Lessee shall pay all taxes on all of its personal property located on the Property before they become delinquent. Lessor shall have no liability for taxes incurred as a result of improvements on the Premises specific to Lessee's use or for personal property taxes associated with Lessee's business.

“Real Property Taxes” as used herein shall include any fee, license, tax, late fee, levy, charge, assessment, or surcharge imposed by any authority having the direct or indirect power to tax.  Lessee shall be liable for interest and tax penalties only if such interest or penalties result from Lessee’s failure to timely pay Lessor as set forth above.

2.08.           Late Charges.  Lessee’s failure to pay sums due hereunder promptly may cause Lessor to incur unanticipated costs. The exact amount of such costs is impractical or difficult to ascertain.  Thus, if any sum due hereunder is not received by the prescribed due date, Lessee shall pay Lessor a late charge of $35.00 for each late payment.  If any check tendered in payment of any sum due from Lessee hereunder is returned for any reason, Lessee shall pay an additional late charge of $5.00 per day for each day from said due date until such check is made good.  The foregoing charges shall not preclude pursuit of any other remedy provided in this Lease or any other remedies available at law.

COMMERCIAL LEASE AGREEMENT 3

ARTICLE III
USE OF PROPERTY

3.01.           Permitted Use.  Lessee may use and occupy the Property for the sole purpose of scrap tire recycling and uses ancillary thereto.  Lessee may not use the Property for any other purpose without the prior written consent of Lessor, not to be unreasonably withheld, conditioned or delayed.

3.02.           Compliance with Law.  Lessee shall comply in all respects with all local, state and federal governmental laws, ordinances and regulations applicable to its use of the Property, including but not limited to all permitting and operational requirements established by TCEQ, and shall promptly comply in all respects with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the Property arising from Lessee’s use and occupancy of the Property, all at Lessee’s sole expense (“Legal Requirements”).  Lessee shall not take any action which would create waste or cause damage to the Property or any neighboring property, or materially diminish the appearance or quality of the Property inconsistent with industrial property of like kind located in the proximity of the Property.

3.03.           Lessor’s Access.  Lessor and its authorized agents shall have the right, during normal business hours, to enter the Property (a) to inspect the general conditions and state of repair thereof; (b) to make repairs required or permitted under this Lease; (c) conduct an audit to determine if Lessee is in compliance with all Legal Requirements; and, (d) for any other reasonable purpose.  During the final one hundred fifty (150) days of the lease term, Lessor and its authorized agents shall have the right to erect and maintain on or about the Property customary signs advertising the Property for lease or for sale and to show the Property to any prospective purchaser or tenant.

3.04.           Security.  Lessee is solely responsible for the security of the Leased Property, including, but not limited to, all persons, equipment, facilities, improvements, and fixtures located, stored or otherwise kept by Lessee on the Leased Property.  Lessee expressly acknowledges and agrees that Lessor shall assume no responsibility for the safety or security of any of Lessee’s employees, customers, agents, invitees, equipment, facilities, improvements, or fixtures. Lessor requires that Lessee exercise whatever security measures are necessary in order to protect its employees, equipment and inventory.

ARTICLE IV
REPAIRS, MAINTENANCE AND WASTE REMOVAL

4.01.           Repairs and Maintenance by Lessee.  Lessee shall, throughout the term of this Lease and any extensions of that term, at its own expense and risk, maintain the Leased Property and all improvements on the Leased Property in good order and condition (ordinary wear and tear excepted), including but not limited to making all repairs, including repairs to, and maintenance of, the surface material, and removing all waste necessary to keep the Property and improvements in such condition.  All maintenance, repairs, and waste removal required by this section must be performed promptly when required and in a manner that will not cause depreciation in the value of the Property.

COMMERCIAL LEASE AGREEMENT 4

4.02.           Lessee’s Failure to Repair or Maintain.  In the event Lessee fails to perform its obligation to repair, maintain, or remove waste, as set forth in Section 4.01 above, after seven (7) days from receipt of written notice from Lessor of the need for such repair, maintenance, or waste removal, Lessor may enter the Property and make such repairs, or perform such maintenance or cause such repairs to be made or maintenance to be performed, or remove such waste, at its own expense.  Upon Lessor’s notice to Lessee of the performance and cost of any maintenance, repairs, or waste removal pursuant to this section, Lessee must immediately reimburse Lessor for any costs incurred by Lessor pursuant to this section, together with interest on any such sum at the rate of eighteen percent (18%) per annum from the date of the notice until the date paid by Lessee to Lessor.

ARTICLE V
ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

5.01.           Alterations.  Lessee shall not make any alterations, additions, or improvements to the Leased Property without the prior written consent of Lessor, not to be unreasonably withheld, conditioned or delayed. Lessee shall provide Lessor with design plans prior to construction of the any improvements.  Lessee shall obtain Lessor’s written approval of such plans, prior to beginning any construction on the Leased Property; provided, however, that Lessor’s failure to provide such written approval within thirty (30) days after receipt thereof shall be deemed an approval of such plans.  Any approved alterations, additions, or improvements made by the Lessee to the Leased Property shall be done so at the sole risk and expense of the Lessee.

5.02.           Removal of Alterations, Additions and Improvements.  If requested by Lessor, Lessee shall remove any or all alterations, additions, and improvements, other than the building or other permanent facility, installed or made by Lessee, and any other property placed on the Property by Lessee, upon expiration or the earlier termination of the Lease. Lessee shall repair any damage to the Property caused by such removal.  Also, Lessee shall have the right to remove its vertical improvements no later than 30 days after the expiration or earlier termination of the Lease.

ARTICLE VI
FIXTURES

Lessee has the right at all times to erect or install machinery, equipment, or other fixtures required for Lessee’s business operation, in, on, or about the Leased Property, provided that Lessee complies with all applicable governmental laws, ordinances, and regulations regarding such machinery, equipment and fixtures.  Lessee has the right to remove all fixtures at the termination of this Lease, provided Lessee is not in default under the Lease and that the fixtures can be removed without damage to the Property.  Lessee must repair any damage to the Leased Property caused by removal of fixtures, and all such repairs must be completed prior to the termination of the Lease.  Any fixtures that have not been removed by Lessee at the termination of this Lease shall be deemed abandoned by the Lessee and shall automatically become the property of Lessor.  In the event any fixture installed by Lessee is abandoned at the termination of the Lease, Lessee must pay Lessor any expense incurred by Lessor to remove the fixture from the Property.

COMMERCIAL LEASE AGREEMENT 5

ARTICLE VII
LIEN

Lessee will not permit any lien or liens to be placed upon the Leased Property due to the actions of Lessee.  If a lien is filed on the Leased Property due to Lessee's action or inaction, Lessee will promptly pay the lien or bond around the lien.  If default in payment of the lien, or failure to bond around the lien, continues for thirty (30) days after receipt of written notice from Lessor to Lessee, Lessor may, at its option, pay the lien or any portion of it without inquiry as to its validity.  Any amounts paid by the Lessor to remove a lien caused to be filed against the Property, including expenses and interest, shall be due from Lessee to Lessor and shall be repaid to Lessor immediately on rendition of notice, together with interest at eighteen (18%) percent per annum until repaid.

ARTICLE VIII
INSURANCE AND INDEMNITY

8.01.           Commercial General Liability Insurance.

a.           Lessee shall procure and purchase Commercial General Liability (including Blanket Contractual Liability, Bodily Injury (including sickness, disease or death of any person and Personal Injury and Broad Form Property Damage) insuring Lessee against liability arising out of Lessee’s use, occupancy, or maintenance of the Property.  This policy shall name Lessor as an Additional Insured party on a primary basis.  Lessee shall be responsible for any deductibles or self-insured retentions contained in the policy both for itself and all additional insureds. Insurance required to be maintained by Lessee hereunder shall be in companies rated AAA or better in “Best Insurance Guide”, and licensed to do business in the State where the policy is written.

b.           Coverage must be on an occurrence basis and must be in the minimum liability amount of $2,000,000.00.

c.           No insurance coverage furnished pursuant hereto shall be changed or terminated except upon ten (10) days advance written notice to Lessor from the carrier or the licensed agent thereof.  Lessee must submit to Lessor copies of insurance renewals, and in cases where previous insurance policies have been cancelled, proof of new insurance.

d.           Lessee waives all rights of recovery against Lessor for losses within the scope of Lessee’s insurance so long as such loss is not caused by the proven gross negligence or intentional misconduct of Lessor.

e.           Within ten (10) days following receipt of written request, but in no event more than once per calendar year, Lessee shall provide Lessor with certified copies of required insurance policies.

f.           The requiring of any and all insurance as set forth in these paragraphs, or elsewhere, is in addition to and not in any way in substitution for all other protection provided under the Lease.

COMMERCIAL LEASE AGREEMENT 6

g.           Lessor and Lessee each hereby waive any right of subrogation and right of recovery or cause of action for injury including death or disease to respective employees of either as covered by worker's compensation insurance (or which would have been covered if Lessee or Lessor as the case may be, was carrying the insurance as required by this lease).  Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

8.02.           Remedy for Failure to Provide Insurance.  Lessee shall furnish Lessor with certificates of all insurance required by this Article.  If Lessee does not provide such certificates within thirty (30) days of the beginning of this Lease, or if Lessee allows any insurance required under this Article to lapse, Lessor may, at its option, take out and pay the premiums on the necessary insurance to comply with Lessee’s obligations under the provisions of this Article.  Lessor is entitled to reimbursement from Lessee for all amounts spent by it to procure and maintain such insurance, with interest at the rate of eighteen (18%) percent per annum from the date of receipt of Lessor’s notice of payment until reimbursement by Lessee.

8.03.           Hold-Harmless Clause.  LESSEE AGREES TO INDEMNIFY, DEFEND AND HOLD LESSOR HARMLESS AGAINST ANY AND ALL CLAIMS, DEMANDS, DAMAGES, COSTS, AND EXPENSES, INCLUDING REASONABLE ATTORNEY’S FEES FOR THE DEFENSE OF SUCH CLAIMS AND DEMANDS, ARISING FROM THE CONDUCT OR MANAGEMENT OF LESSEE’S BUSINESS ON THE LEASED PROPERTY, OR ITS USE OF THE LEASED PROPERTY OR FROM ANY BREACH ON THE PART OF LESSEE OF ANY TERMS OR CONDITIONS OF THIS LEASE, OR FROM ANY ACT OR NEGLIGENCE OF LESSEE, ITS AGENTS, CONTRACTORS, EMPLOYEES, OR LICENSEES IN OR ABOUT THE LEASED PROPERTY. IN CASE OF ANY ACTION OR PROCEEDING BROUGHT AGAINST LESSOR BY REASON OF ANY SUCH CLAIM, LESSEE, UPON NOTICE FROM LESSOR, AGREES TO DEFEND THE ACTION OR PROCEEDING BY COUNSEL ACCEPTABLE TO LESSOR.

ARTICLE IX

DAMAGE OR DESTRUCTION OF PROPERTY

 9.01        If the Premises should be damaged or destroyed by fire, tornado, or any casualty, Lessee shall give immediate written notice of the damage or destruction to Lessor, including a description of the damage and, as far as known to Lessee, the cause of the damage. In the event of fire, tornado or other casualty, Base Rent shall be abated or reduced as set forth below; provided, however, Lessee shall continue to pay Base Rent until it provides written notice to Lessor that the Premises will be rebuilt or the Lease terminated as set forth below. The obligation to rebuild the Premises rests with Lessee and under no circumstance shall Lessor be liable to Lessee should the Premises be damaged or destroyed by fire, tornado or any casualty, so long as such loss is not caused by the gross negligence or intentional misconduct of Lessor.

                9.02        If the Property  is damaged or destroyed by a fire or other casualty (a) to the extent that the Property cannot practicably be rebuilt and restored by Lessee to its pre-existing condition within one hundred twenty (120) days from the date of the destruction or damage, which determination shall be made by Lessee within thirty (30) days of the date of destruction or damage by written notification from Lessee to Lessor following review by Lessor of all pertinent information provided by Lessee and following discussion with Lessor, then  Lessee may terminate this Lease by delivering written notice to the Lessor, in which case neither party shall have any further obligations hereunder to the other except those which expressly survive the termination of this Lease.  In the event of such termination, the Base Rent shall abate from the date written notice of such termination is delivered to Lessor and Lessee shall immediately deliver up possession of the Property to Lessor.  If Lessee determines that the Property cannot be rebuilt and restored by Lessee in one hundred and twenty days (120), days and does not terminate the lease, rent shall continue unabated for the duration of the lease or, during a period of reconstruction or repair,  reduced as set forth in Section 9.04.

COMMERCIAL LEASE AGREEMENT 7

 9.03        If Lessee determines in the manner set forth above that the Property can be rebuilt and restored to its pre-existing condition by Lessee within one hundred twenty (120) days of the occurrence of the destruction or damage, which determination shall be made within thirty (30) days of the date of destruction or damage and shall be evidenced by written notification from Lessee to Lessor thereof, Lessee agrees that it will with reasonable diligence repair and restore the Property within such one hundred twenty (120) day period.  Lessee’s obligation to rebuild and repair under this Article IX shall in any event be limited to restoring the Property and the rebuilding the improvements located on the Property to substantially the condition in which the same existed prior to such casualty and to clean up any debris or other matter on the Property caused by such damage, destruction or casualty.

9.04        Lessee agrees that during any period of reconstruction or repair of the Property, it will continue the operation of its business upon the Property to the extent practicable. During the period from the occurrence of the casualty until the Lessee’s repairs are completed, the Basic Rent shall be reduced to such extent as may be fair and reasonable under the circumstances taking into consideration the proportion that the unusable portion of the Property, as reasonably determined by Lessee, is to the total area of the Property.

                9.05        Nothing herein shall relieve Lessee from the obligation to clean up the Property to the extent Lessee's personal property, or debris from personal property, remains on the Property following termination of the Lease. This obligation to clean up the Property shall not be limited to the amount of insurance proceeds recovered by Lessee under its insurance policies.

ARTICLE X
CONDEMNATION

10.01.           If the whole or any substantial part of the Leased Property should be taken for any public or quasi public use under any law, ordinance, or regulation or by right of eminent domain or by private purchase in lieu thereof and if such taking materially and adversely affects Lessee’s use of the Property, then it is agreed that at the option of Lessee, Lessee may terminate this Lease as of the date of the taking, and both parties shall be relieved of all obligations imposed by this Lease.  Should this Lease contract be canceled by any such event, it is agreed that the Lessee shall have the right to recover only such damages suffered or sustained by Lessee as are the result of the taking of the property belonging to Lessee, including, but not limited to, any compensation attributable to Lessee’s leasehold interest in the Property.  It is expressly understood and agreed that the Lessee shall have no claim against the Lessor and shall not have any claim or right to any portion of any amount that may be awarded as damages or paid as a result of any such involuntary conversion, whether brought about by suit or agreement.  It is expressly understood and agreed that, except as set forth above, any and all such amounts shall belong to the Lessor.  All rights of the Lessee to damages for cancellation of lease or loss of leasehold, if any, are hereby assigned by the Lessee to the Lessor.  If Lessee does not terminate the Lease under this Section 10.01, then the rental for the unexpired term of this Lease shall be equitably adjusted or abated as appropriate.

COMMERCIAL LEASE AGREEMENT 8

10.02.           If less than a substantial portion of the Leased Property should be taken for any public or quasi public use under any law, ordinance, or regulation or by right of eminent domain or by private purchase in lieu thereof such that Lessee’s use of the Property is not materially and adversely affected, this Lease shall not terminate, but the Rental under this Lease during the unexpired portion of this Lease shall be adjusted equitably during the unexpired portion of the Lease.  In the event of a taking such as that set out in this paragraph it is agreed that the Lessee shall have the right to recover only such damages suffered or sustained by Lessee as are the result of the taking of property which belongs to the Lessor.  It is expressly understood and agreed that the Lessee shall have no claim against the Lessor and shall not have any claim or right to any portion of any amount that may be awarded as damages or paid as a result of such taking for the loss of any part of Lessee’s leasehold interest.  It is expressly understood that any and all of such amounts shall belong to the Lessor and all rights of the Lessee to damages for the loss of leasehold interest, pursuant to a partial taking as set forth herein, if any, are hereby assigned by the Lessee to the Lessor.

ARTICLE XI
DEFAULT

11.01.           The following events shall be deemed to be events of default by Lessee under this Lease:
a.           Failure of Lessee to pay when due any installment of rent or any other sums or charges due under this Lease and for such failure to continue for five (5) days after receipt of written notice of such failure from Lessor to Lessee.

b.           Failure of Lessee to pay when due three (3) installments of rent in any twelve (12) month period.

c.           Failure of Lessee to comply with any term, provision, or covenant of this Lease, other than the payment of rent, and failure to cure that breach within thirty (30) days after written notice of the breach from Lessor, provided, however, if such failure can not be reasonably cured within such thirty (30) day period, such longer period as necessary to cure such failure so long as Lessee continuously and diligently prosecutes the curing of such failure.

d.           Insolvency of Lessee, a transfer by Lessee in fraud of creditors, or assignment by Lessee for the benefit of creditors.

e.           Desertion or abandonment by Lessee of any substantial portion of the Property.

11.02.           On the occurrence of any of such events of default, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

a.           Termination of this Lease, in which event Lessee shall immediately surrender the Leased Property to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Property and expel or remove Lessee and any other person who may be occupying the Property or any part of the Property, by force if necessary, without liability for prosecution or any claim of damages; and Lessee agrees to pay to Lessor on demand the amount of all loss and damage that Lessor may suffer by reason of any such termination, whether through inability to relet the Leased Property on satisfactory terms or otherwise; provided, however, that Lessor must use reasonable commercial efforts to mitigate its damages.

COMMERCIAL LEASE AGREEMENT 9

b.           Entry on and repossession of the Leased Property and expulsion or removal of Lessee and any other person who may be occupying the Property or any part of the Property, by force if necessary, without liability for prosecution or for any claim for damages, and relet the Leased Property and receive the rent; and Lessee agrees to pay to Lessor on demand any deficiency that may arise by reason of such re-letting.

c.           Entry on the Leased Property, by force if necessary, without liability for prosecution or for any claim for damages, and performance of any of Lessee’s obligations under the terms of this Lease; and Lessee agrees to reimburse Lessor on demand for any reasonable expenses that Lessor may incur in thus effecting compliance with Lessee’s obligation under this Lease. Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such actions, so long as not caused by the gross negligence of Lessor.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law, nor shall pursuit of any of the other remedies provided constitute a forfeiture or waiver of any rent due to Lessor under this Lease or of any damages accruing to Lessor by reason of the violation of any of the terms, provision, or covenants contained in this Lease. Forbearance by Lessor to enforce one or more of the remedies provided on an event of default shall not be deemed or construed to constitute a waiver of the default.

11.03.           If, on account of any breach or default by Lessee in Lessee’s obligations under this Lease, it shall become necessary for Lessor to employ an attorney to enforce or defend any of Lessor’s rights or remedies, Lessee agrees to pay reasonable attorneys’ fees and costs of prosecution incurred by Lessor for that purpose.

ARTICLE XII
SUBORDINATION AND ATTORNMENT

[INTENTIONALLY DELETED]

ARTICLE XIII
ASSIGNMENT AND SUBLEASE

13.01.           Assignment and Subletting by Lessee.  Lessee may not sublet, assign, encumber, or otherwise transfer this Lease or any right or interest in this Lease or in the Leased Property or the improvements on the Leased Property, without the written consent of Lessor and such consent shall not be unreasonably withheld. If Lessee sublets, assigns, encumbers, or otherwise transfers its rights or interests in this Lease or in the Leased Property or the improvements on the Leased Property without the written consent of Lessor, Lessor may, at its option, declare this Lease terminated.  In the event Lessor consents in writing to an assignment, sublease, or other transfer of all or any of Lessee’s rights under this Lease, the assignee or sublessee must assume all of Lessee’s obligations under this Lease, and Lessee shall remain liable for every obligation under the Lease.

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13.02.           Assignment by Lessor.  Lessor may assign or transfer any or all of its interests under the terms of this Lease

13.03           Affiliate Transfers; Sale of All of Lessee’s Assets.  Lessee has the right, without Lessor’s consent, to assign this Lease or sublet all or any portion of the Property to any person or entity who controls, is controlled by, or is under common control with the original Lessee named in this Lease (an “Affiliate Transfer”).  The term “control” means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, and, with respect to a person or entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person or entity.  Lessee must provide Lessor with written notice of any Affiliate Transfer within twenty (20) days after the effective date of such the Affiliate Transfer.

ARTICLE XIV
ENVIRONMENTAL MATTERS

14.01.           Definitions.

a.           Hazardous Materials means any chemical substances, pollutants, contaminants, materials, or wastes, or combinations thereof, whether solid, liquid or gaseous in nature the presence of which requires or may require investigation or remediation under any federal, state or local statute, regulations, ordinance, order, action, policy or common law or which poses or threatens to pose a hazard to the health or safety of persons on or about the Property; including, without limitation, material (i) which is or becomes defined as hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirements including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601, et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901, et seq; or (ii) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, urea formaldehyde foam insulation, or radon gas.

b.           Environmental Requirements means all applicable present and future statutes regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health and safety or the environment, excluding those requirements which place liability on Lessee for violations, if any, existing prior to or at the execution of the Lease.

c.           Environmental Damages means all costs, judgment, good faith settlements, claims (whether or not such claims are ultimately defeated), damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, and any attorneys’ fees, costs and expenses incurred in enforcing this Lease or collecting any sums due hereunder, any of which are incurred at any time after the execution of this Lease as a result of the presence of Hazardous Materials upon, about, or beneath the Property, or the existence of a violation of Environmental Requirements pertaining to the Property arising as a result of the activities of the Lessee or any of its agents, contractors, employees or invitees, and, including, without limitation:

COMMERCIAL LEASE AGREEMENT 11

i.
All costs incurred in connection with the investigation and/or remediation of Hazardous Materials or violations of Environmental Requirements which the Lessor determines are reasonably necessary to comply with any Environmental Requirements or to allow full economic use of the Property, including, fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work;

ii.
Damages for personal injury, injury to property or natural resources occurring upon, about or beneath the Property, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including but not limited to claims brought by or on behalf of employees of Lessee, with respect to which Lessee waives any immunity to which it may be entitled under any industrial or workers’ compensation laws;

iii.
Diminution in the value of the Property, and damages for the loss of business and restrictions on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Property, any incidental, special, exemplary damages including, but not limited to, loss of profits or revenue, interference with business operations, or loss of Lessees, lenders, investors or buyers or inability to use the Property;

iv.	Liability to any third party resulting from the impairment of any security interest with respect to the Property; and

v.	Liability to any third party or governmental agency to reimburse, indemnify or provide contribution to such person or agency.

14.02.           Remediation and Restoration of Property.

a.           Notwithstanding the obligation of Lessee to indemnify Lessor pursuant to this Lease, Lessee shall upon termination of this Lease or upon demand of Lessor, and at its sole cost and expense, promptly take all actions to remediate and restore the Property, including, without limitation, removal of all Hazardous Materials placed upon, about or beneath the Property during Lessee’s occupancy of the Property before and during the Term, including, but not limited to, the existing 500 gallon drum of which Lessor is and has been made aware as of the date of this Lease, to comply with all applicable Environmental Requirements and requirements of governmental agencies, including those existing prior to this Lease.  Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business conducted at the Property.  Lessee shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities.  Lessee shall promptly provide to Lessor copies of testing results and reports that are generated in connection with the above activities.  Unless required by Law, Lessee shall not disclose the contents of any results or reports without the express written permission of the Lessor.

COMMERCIAL LEASE AGREEMENT 12

b.           Should Lessee fail to perform or observe any of its obligations or agreements pertaining to Hazardous Materials or Environmental Requirements, then Lessor shall have the right, but not the duty, without limitation upon any of the rights of Lessor pursuant to this Lease, to enter the Property personally or through its agents, consultants or contractors and perform the same.  Lessee agrees to indemnify Lessor for the costs thereof and liabilities therefrom as set forth in Section 14.03.

14.03.           Obligation to Indemnify, Defend and Hold Harmless.

a.           Lessee, its successors and assigns, agree to indemnify, defend, reimburse and hold harmless Lessor, and the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, Lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons, and any other person who acquires a portion of the Property in any manner, from and against any and all Environmental Damages, including Environmental Damages caused by Hazardous Materials existing prior to or at the execution of the Lease, if any.

b.           This obligation shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all Environmental Damages, due against such indemnified persons.  Lessor, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Lessee.

c.           The obligations of Lessee under this paragraph shall not be affected by any investigation by or on behalf of Lessor, or by any information which Lessor may have or obtain with respect thereto, and shall be in addition to any other right of indemnification or contribution that Lessor may have.

14.04.           Right to Inspect.  Upon not less than twenty-four (24) hours prior notice, Lessor shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Property at any reasonable time to determine whether Lessee is complying with the terms of this Lease, including but not limited to the compliance of the Property and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Property or surrounding properties and activities thereon.  Lessor shall have the right, but not the duty, to retain at its sole cost and expense any independent professional consultant to enter the Property to conduct such an inspection and to any report concerning such compliance; provided, however, that Lessee shall be liable for the expense of retaining the consultant if Lessee is found not to be in material compliance (as determined by Lessor) with this agreement.  Lessee hereby grants to Lessor, and the agents, employees, consultants and contractors of Lessor the right to enter the Property and to perform such tests on the Property as are reasonably necessary in the opinion of Lessor to conduct such reviews and investigations.  Lessor shall use its best efforts to minimize interference with the business of Lessee.

COMMERCIAL LEASE AGREEMENT 13

14.05.           Notification.  If Lessee shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Lessor for Environmental Damages in connection with the Property or past or present activities of any person thereon, or that any representation set forth in this Lease is not or is no longer accurate, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, compliant, notice, order, writ, or injunction, relating to same, then Lessee shall deliver to Lessor, within five (5) business days of becoming aware or the receipt of such notice or communication by Lessee, a written description of said violation, liability, correcting information, or actual or threatened event or condition, together with copies of any documents evidencing same.  Receipt of such notice shall not be deemed to create any obligation on the part of Lessor to defend or otherwise respond to any such notification.

14.06.           Survival of Environmental Matters.  The provisions of Article XIV shall survive the expiration or termination of this Lease, the discharge of all other obligations owed by the parties to each other, and any transfer of title to the Property (whether by sale, foreclosure, deed in lieu of foreclosure or otherwise) and shall not be affected by any investigation by or on behalf of Lessor, or by any information which Lessor may have or obtain with respect thereto.

ARTICLE XV
MISCELLANEOUS

15.01.           Notices and Addresses.  Any notice required by or permitted under this Lease must be in writing. Any notice required by this Lease will be deemed to be delivered (whether actually received or not) two (2) days after being deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested, and addressed to the intended recipient at the address shown  below. Notice may also be given by regular mail, personal delivery, courier delivery, facsimile transmission, electronic mail, or other commercially reasonable means and will be effective when actually received (or in the case of facsimile notices or electronic mail when the party sending such facsimile or email has a confirmation that such facsimile or email has been successfully transmitted). Any address for notice may be changed by written notice delivered as provided herein.

LESSOR:

Brown Lewisville Railroad Family First, L.P.
5610 Harbor Town Drive
Dallas, Texas  75287
Attn:  Mason Brown
Email: maso1n@sbcglobal.net
Fax:  (214) 243-4353

LESSEE:

Vista Technologies, Inc.
88 Inverness Circle East, Suite N-103
Englewood, Colorado 80112
Attn: Brad A. Ripps, Chief Executive Officer
Email: bripps@vvit.us
Fax: (303) 468- 8800

COMMERCIAL LEASE AGREEMENT 14

Each party may change the address to which notices are to be sent it by giving the other party notice of the new address in the manner provided in this section.

15.02.           Parties Bound.  This agreement shall be binding upon, and inure to the benefit of, the parties to the Lease and their respective heirs, executors, administrators, legal representatives, successors, and assigns when permitted by this agreement.

15.03.           Texas Law to Apply.  This agreement shall be construed under, and in accordance with, the laws of the State of Texas, and all obligations of the parties created by this Lease are performable in Dallas County, Texas.

15.04.           Legal Construction.  In case any one or more of the provisions contained in this agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the agreement, and this agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been included in the agreement.

15.05.           Captions.  The captions and headings of this Lease are used for the purpose of convenience only and shall not be construed to interpret, limit or extend the meaning of any part of this Lease.

15.06.           Prior Agreements Superseded.  This agreement constitutes the sole and only agreement of the parties to the agreement and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this agreement.

15.07.           Amendment.  No amendment, modification, or alteration of the terms of this agreement shall be binding unless it is in writing, dated subsequent to the date of this agreement, and duly executed by the parties to this agreement.

15.08.           Rights and Remedies Cumulative.  The rights and remedies provided by this Lease agreement are cumulative, and the use of any one right or remedy by either party shall not preclude or waive that party’s right to use any or all other remedies.  The rights and remedies provided in this Lease are in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

15.09.           Attorney’s Fees and Costs.  If, as a result of a breach of this agreement by either party, the other party employs an attorney or attorneys to enforce its rights under this Lease, then the non-prevailing party in any such action shall pay to the prevailing party the reasonable attorney’s fees and costs incurred to enforce the Lease.

15.10.           Force Majeure.  Neither Lessor nor Lessee shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Lessor or Lessee and which by the exercise of due diligence Lessor or Lessee is unable, wholly or in part, to prevent or overcome.

COMMERCIAL LEASE AGREEMENT 15

15.11.           Time of Essence.  Time is of the essence in this Lease.

15.12.           Brokers.  Lessee represents and warrants to Lessor that Lessee has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this Lease which would result in any real estate broker's, finder's, or other fees or commissions being due and payable by Lessee with respect to the lease transaction contemplated hereby. Lessor hereby represents and warrants to Lessee that Lessor has not entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, which would result in any real estate broker's, finder's, or other fees or commissions being due or payable by Lessor with respect to the transaction contemplated hereby.  Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party herein.

[SIGNATURE PAGE TO FOLLOW]

COMMERCIAL LEASE AGREEMENT 16

The undersigned Lessor and Lessee execute this Agreement on the 24th day of June 2011, at Dallas, Dallas County, Texas.

LESSOR: BROWN LEWISVILLE RAILROAD FAMILY FIRST, L.P., a Texas limited partnership
By:	GP BLR, LLC, a Texas limited liability company
Its:	General Partner

/s/ Mason Brown
By:	Mason Brown, Manager

LESSEE: Vista International Technologies, Inc., a DelawareCorporation

By:	/s/ Brad A. Ripps
Brad A. Ripps, Chief Executive Officer

COMMERCIAL LEASE AGREEMENT 17

EXHIBIT “A”
(PROPERTY DESCRIPTION)

Upon execution of Lease Agreement, attached survey will be replaced with survey showing carve-out of Lease Property]

COMMERCIAL LEASE AGREEMENT 18

OPTION TO RENEW
ADDENDUM

This Option to Renew is a part of the Lease dated September 01, 2011 by and between Brown Lewisville Railroad Family First, L.P., a Texas limited partnership (“Lessor”) and Vista International Technologies, Inc., a Delaware corporation (“Lessee”).

1.      Option to Renew. Subject to the provisions set forth below. Lessor hereby grants to Lessee two (2) options to renew the Term of this Lease (each an “Option Period”). The first option is for a period of one (1) year (“First Option Period”) and the second option is for a period of three (3) years (“Second Option Period”), each commencing upon the expiration of the Term or the First Option Period, as applicable.

2.        Monthly Base Rent.  The monthly Base Rent for the one year of the First Option Period shall be adjusted to the then current market value, which shall be no more than fifty percent (50%) above the Year 5 Base Rate. The monthly Base Rent for first year of the Second Option shall be adjusted to the then current market value, which shall be not more than fifty percent (50%) above the Year 6 Base Rate. The monthly Base Rent for the second and third years of the Second Option shall be equal to the Base Rent of the preceding year, adjusted by the percentage change in CPI as set forth in Section 2.03 of this Lease.

3.       Conditions to Exercise of Option. Lessee’s right to renew is conditioned upon and subject to each of the following:
a.
In order to exercise Lessee’s first option to renew, Lessee must give written notice of such election to Lessor no sooner than the two (2) year anniversary date of the Commencement Date of this Lease and no later than One Hundred Fifty (150) days prior to the date the applicable First Option Period would commence (the “Last Exercise Date for First Option Period”).

b.
In order to exercise Lessee’s second option to renew, Lessee must give written notice of such election to Lessor no sooner than the end of the third (3rd) year anniversary date of the Commencement Date of this Lease and no later than One Hundred Fifty (150) days prior to the date the First Option Period would expire (the “Last Exercise Date For Second Option Period”).

c.	Lessee shall have no right to exercise the option if Lessee is in Default.
d.
Lessee shall have no right to exercise either Option Period if the Lessor deems itself insecure due to actions or omissions on the part of Lessee, which cause Lessee to be in non-compliance with any Legal Requirements, including but not limited to, any applicable regulations of TCEQ during the Term, as the same may be extended by an Option Period.

e.	Except where specifically modified in this Addendum, all other terms and conditions of this Lease shall apply.

[SIGNATURES TO FOLLOW]

COMMERCIAL LEASE AGREEMENT 19

IN WITNESS WHEREOF, the parties have subscribed their respective signature in execution hereof to this Commercial Lease Agreement, on the day and year written.

LESSEE: Vista International Technologies, Inc.,		LESSOR: Brown Lewisville Railroad Family
a Delaware corporation		First, L.P., a Texas limited partnership
		BY:	GP, BLR, LLC, a Texas limited liability company
		ITS:	GENERAL PARTNER

BY:	/s/Brad A. Ripps	BY:	/s/ Mason Brown
	Brad A. Ripps, Chief Executive Officer		Mason Brown, Manager
TITLE:		TITLE:

DATE:	06/24/2011	DATE:	06/29/2011

COMMERCIAL LEASE AGREEMENT               19